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                          NEUMAN, DRENNEN & STONE, LLC
                               Temple-Bowron House
                                1507 Pine Street
                             Boulder, Colorado 80302
            (303) 449-2100 (telephone)     (303) 449-1045 (facsimile)

                                 March 15, 1999

SkyLynx Communications, Inc.
103 Sarasota Quay
Sarasota, Florida 34236

     Re:  S.E.C. Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to SkyLynx Communications, Inc. (the "Company") in connection with a Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, covering the registration of an aggregate of 1,750,000 shares of the Company's $.001 par value common stock (the "Common Stock") which may be issued to the public pursuant to the Company's 1998 Equity Incentive Plan.

     In connection with such representation of the Company, we have examined such corporate records, and have made such inquiry of government officials and Company officials and have made such examination of the law as we deemed appropriate in connection with delivering this opinion.

     Based upon the foregoing, we are of the opinion as follows:

     1. The Company has been duly incorporated and organized under the laws of the State of Colorado and is validly existing as a corporation in good standing under the laws of that state.

     2. The Company's authorized capital consists of 150,000,000 shares of $.001 par value Common Stock and 50,000,000 shares of $.01 par value Preferred Stock.

     3. The 1,750,000 shares of the Company's common stock proposed to be issued pursuant to the 1998 Equity Incentive Plan shall upon the exercise of such Options, as more fully described in the Registration Statement, be duly and validly authorized, legally issued, fully paid and nonassessable.

                              Sincerely,



                              Nathan L. Stone

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